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                           [HALE AND DORR LETTERHEAD]

                                www.haledorr.com
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000



                                                          June 6, 2001


SatCon Technology Corporation
161 First Street
Cambridge, MA  02142-1221

Gentlemen:

         This opinion is furnished to you in connection with (i) a Registration Statement on Form S-3 (File No. 333-48936) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of various securities of SatCon Technology Corporation, a Delaware corporation (the "Company"), all of which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000, and (ii) a Prospectus dated June 1, 2001 (the "Prospectus") and a related Prospectus Supplement dated June 5, 2001 (the "Prospectus Supplement"), which Prospectus Supplement relates to the issuance and sale by the Company of 1,464,928 shares (the "Shares") of the Company's common stock, $0.01 par value per share, at an aggregate offering price of $17,762,252, which were filed with the Commission on June 6, 2001 pursuant to Rule 424(b)(5) under the Securities Act.

         We have examined the Registration Statement, including the exhibits thereto, the Prospectus, the Prospectus Supplement, the closing instructions received from each purchaser of the Shares (the "Closing Instructions"), and such other documents, corporate records and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

         In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.


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SatCon Technology Corporation
June 6, 2001
Page 2

         We are opining herein solely with respect to the federal laws of the United States, the state laws of The Commonwealth of Massachusetts and Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed with your permission and without any independent investigation that such laws are identical to the state laws of The Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Closing Instructions, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares pursuant to the Prospectus and the Prospectus Supplement.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and to the use of our name in the Prospectus Supplement under the caption "Validity of Common Stock." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                             Very truly yours,

                                             /s/ Hale and Dorr LLP

                                             Hale and Dorr LLP